Exhibit 10.15

LOUISIANA-PACIFIC CORPORATION

2000 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

Effective May 1, 2000

(Amended and Restated as of May 8, 2009)

1. Establishment And Purpose

1.1 Establishment; Amendment and Restatement. Louisiana-Pacific Corporation, a Delaware corporation (“Corporation”), established the Louisiana-Pacific Corporation 2000 Non-Employee Director Restricted Stock Plan (the “Plan”) effective as of May 1, 2000. The Plan as amended through May 3, 2004, was approved at Corporation’s 2004 annual meeting of stockholders and was further amended and restated effective November 3, 2006, and August 4, 2007. Corporation further amended and restated the Plan in its current form effective May 8, 2009.

1.2 Purpose. The purpose of the Plan is to promote and advance the interests of Corporation and its stockholders by enabling Corporation to attract and retain well-qualified individual Non-Employee Directors (as defined below) and to strengthen the mutuality of interests between such Non-Employee Directors and Corporation’s stockholders through annual grants of Restricted Stock to each Non-Employee Director.

2. Definitions

For purposes of the Plan, the following terms have the meanings set forth below:

“Award” means an award of Restricted Stock or Restricted Stock Units granted to a Non-Employee Director pursuant to the Plan.

“Board” means the board of directors of Corporation.

“Change in Control” means:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of Corporation (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then outstanding voting securities of Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions will not constitute a Change in Control: (i) any acquisition directly from Corporation, (ii) any acquisition by Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this definition; or

(b) Individuals who, as of the effective date of this Plan (the “Effective Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation by Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Corporation or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of Corporation of a complete liquidation or dissolution of Corporation.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

“Committee” means the committee of the Board described in Section 3.1.

“Disability” means inability to perform the duties of a director of Corporation by reason of a medically determinable (to the reasonable satisfaction of the Committee) physical or mental condition that results in absence from such duties for a period of 90 consecutive days or a total of 120 days during any calendar year.

“Exchange Act” means the Securities Exchange Act of 1934 as amended and in effect from time to time, and any successor statute. Where the context requires, any reference to a particular section of the Exchange Act or to any rule promulgated under the Exchange Act will be construed to refer to successor provisions to such section or rule.

“Extraordinary Distribution” means a dividend or other distribution payable in cash or other property with respect to Corporation’s Stock where the aggregate amount or value of the dividend or distribution exceeds 5% of the aggregate Fair Market Value of all outstanding Stock as of the business day immediately preceding the date the dividend or distribution is declared by the Board.

“Fair Market Value” means, on any given date, the closing price per share of Stock as reported for such day by the principal exchange or trading market on which Stock is traded (as determined by the Committee) or, if Stock was not traded on such date, on the next preceding day on which Stock was traded. If Stock is not listed on a stock exchange or if trading activities for Stock are not reported, the Fair Market Value will be determined by the Committee.

“Grant Date” means the date an Award is granted to a Non-Employee Director under the Plan, including an “Initial Grant Date,” an “Anniversary Grant Date,” and an “Annual Grant Date,” namely:

(a) For each person who first becomes a Non-Employee Director on or after August 4, 2007, the date such person becomes a Non-Employee Director will be the Initial Grant Date and each following June 1 (while the person continues to be a Non-Employee Director and while a sufficient number of shares of Stock remain available for Awards pursuant to Section 4.3 of the Plan) will be an Annual Grant Date.

(b) For each person who became a Non-Employee Director prior to August 4, 2007, and received an Award after June 1, 2007 and before August 4, 2007, each following June 1 commencing June 1, 2008 (while the person continues to be a Non-Employee Director and while a sufficient number of shares of Stock remain available for Awards pursuant to Section 4.3 of the Plan) will be an Annual Grant Date.

(c) For each person who became a Non-Employee Director prior to August 4, 2007, and did not receive an Award between June 1, 2007 and August 4, 2007, the first anniversary of the last date on which the person was granted an Award under the Plan prior to June 1, 2007, will be an Anniversary Grant Date and each following June 1 commencing June 1, 2008 (while the person continues to be a Non-Employee Director and while a sufficient number of shares of Stock remain available for Awards pursuant to Section 4.3 of the Plan) will be an Annual Grant Date.

“Non-Employee Director” means a member of the Board who is not an employee of Corporation or any subsidiary of Corporation.

“Plan” means this Louisiana-Pacific Corporation 2000 Non-Employee Director Restricted Stock Plan, as it may be amended and in effect from time to time.

“Restricted Stock” means Stock granted to a Non-Employee Director subject to the Restrictions set forth in this Plan.

“Restricted Stock Unit” means a contractual right representing a right to receive one share of Stock for each Restricted Stock Unit pursuant to the terms and conditions of, and subject to the Restrictions set forth in, this Plan.

“Restriction” means the provisions of Section 7 of the Plan that govern the forfeiture of an Award or shares of Restricted Stock or Restricted Stock Units during the applicable Restriction Period.

“Restriction Period” means the period following the Grant Date of an Award as described in Section 7.1 during which the Award is subject to Restrictions.

“Retirement” means termination of a Non-Employee Director’s membership on the Board due to:

(a) (1) Voluntary resignation as a director at or after attaining age 67, (2) voluntary resignation as a director after serving as a director for eight or more continuous years or (3) retirement on the mandatory retirement date for directors under Corporation’s bylaws;

(b) A determination by the Committee that the Non-Employee Director cannot continue as a member of the Board without violating applicable law; or

(c) The Non-Employee Director taking a position with, or providing services to, a governmental, charitable, or educational institution whose policies prohibit the Non-Employee Director from continuing to serve as a member of the Board.

“Stock” means Corporation’s common stock, $1 par value, or any security issued by Corporation in substitution, exchange, or lieu of such common stock.

“Termination Date” means the date a Non-Employee Director ceases to be a member of the Board for any reason.

“Vest” or “Vested” with respect to shares of Restricted Stock, Restricted Stock Units, or an Award means to be or to become nonforfeitable, freely transferable (subject to any applicable securities law limitations), and free of all Restrictions due to expiration of the Restriction Period.

Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan also includes the opposite gender; and the definition of any term in the singular also includes the plural, and vice versa.

3. Administration

3.1 Committee. The Plan will be administered by Corporation’s Nominating and Corporate Governance Committee or by another committee of the Board expressly designated by the Board to administer the Plan.

3.2 Authority of the Committee. The Committee will have full power and authority to administer the Plan in its sole discretion, including the authority to:

(a) Construe and interpret the Plan; and

(b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan.

Decisions of the Committee will be final, conclusive, and binding on all Non-Employee Directors.

4. Duration Of The Plan And Stock Subject To The Plan

4.1 Duration of the Plan. The Plan became effective May 1, 2000, and will continue in effect until Awards have been granted covering all available shares of Stock or until the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

4.2 Stock. The shares of Stock that may be granted subject to Awards under the Plan are shares of Corporation’s reacquired treasury Stock. No fractional shares of Stock will be issued under the Plan.

4.3 Number of Shares. The maximum number of shares of Stock for which Awards may be granted under the Plan is 200,000 shares subject to adjustment pursuant to Section 9 of the Plan.

4.4 Availability of Stock for Future Awards. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested, all shares of Stock covered by such Award not otherwise issued as Vested Stock will be available for future Awards under the Plan.

5. Eligibility

All Non-Employee Directors of Corporation are automatically eligible to receive Awards under the Plan.

6. Awards

6.1 Initial Grants. For each person who first becomes a Non-Employee Director on or after August 4, 2007, the person will receive as of the Initial Grant Date an Award of a number of shares of Restricted Stock (subject to the Restrictions described in Section 7.2) equal to (a) $30,000 multiplied by a fraction with a numerator equal to the number of days between the Initial Grant Date and the next following June 1 and a denominator equal to 365, divided by (b) the Fair Market Value of a Share as of the Initial Grant Date (rounded to the nearest number of whole Shares).

6.2 Anniversary Grants. For each person who became a Non-Employee Director prior to August 1, 2007, and did not receive an Award between June 1, 2007 and before August 4, 2007, the person will receive as of such person’s Anniversary Grant Date an Award of a number of shares of Restricted Stock (subject to the Restrictions described in Section 7.2) equal to (a) $30,000 multiplied by a fraction with a numerator equal to the number of days between the Anniversary Grant Date and June 1, 2008, and a denominator equal to 365, divided by (b) the Fair Market Value of a Share as of the Anniversary Grant Date (rounded to the nearest number of whole Shares).

6.3 Annual Grants. For each person who remains a Non-Employee Director as of each Annual Grant Date, the person will receive as of the Annual Grant Date an Award of a number of shares of Restricted Stock (subject to the Restrictions described in Section 7.2) equal to $30,000 divided by the Fair Market Value of a Share as of the Annual Grant Date (rounded to the nearest number of whole Shares); provided that the Award made as of June 1, 2008 to each Non-Employee Director who received an Award after June 1, 2007 and before August 4, 2007 will relate to a number of shares of Restricted Stock equal to (a) $30,000 multiplied by a fraction with a numerator equal to the number of days between the date on which such Non-Employee Director last received an Award and June 1, 2008, and a denominator equal to 365, divided by (b) the Fair Market Value of a Share as of June 1, 2008 (rounded to the nearest number of whole Shares).

6.4 Canadian Residents. For Non-Employee Directors who are residents of Canada, unless the Committee determines that an Award of shares of Restricted Stock be granted, an Award of a number of Restricted Stock Units (subject to the Restrictions described in Section 7.2) equal to the number of Restricted Shares determined pursuant to Sections 6.1, 6.2, or 6.3 will be granted to the Non-Employee Director.

6.5 Restricted Stock Award Agreement and Stock Power. Each Award of Restricted Stock under the Plan will be evidenced by a Restricted Stock Award Agreement and Stock Power in the form attached to this Plan as Appendix 6.5.

6.6 Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units under the Plan will be evidenced by a Restricted Stock Unit Award Agreement in the form attached to this Plan as Appendix 6.6.

6.7 Reduction in Number of Shares Granted. The Committee may, in its discretion, reduce (below the formula amounts set forth above) the number of shares of Restricted Stock or number of Restricted Stock Units to be granted pursuant to an Award under this Section 6 after May 8, 2009.

7. Restrictions

7.1 Restriction Period. For each Award of Restricted Stock or Restricted Stock Units, the Restriction Period is the period commencing on the Grant Date for the Award and ending on the first to occur of:

(a) The expiration of five years from the Grant Date;

(b) The termination of the Non-Employee Director’s membership on the Board by reason of:

(i)	Death;

(ii)	Disability;

(iii)	Retirement; or

(iv)	A Change in Control of Corporation.

7.2 Restrictions During Restriction Period. During the Restriction Period applicable to each Award of Restricted Stock or Restricted Stock Units:

(a) The Non-Employee Director may not sell, assign, pledge, or otherwise transfer or encumber the Award or the Restricted Stock or Restricted Stock Units subject to the Award;

(b) With respect to Awards of Restricted Stock, in the event the Non-Employee Director ceases to be a director of Corporation prior to the expiration of the Restriction Period for any reason other than death, Disability, Retirement, or in connection with a Change in Control of Corporation, the Non-Employee Director will immediately and automatically forfeit all shares of Restricted Stock subject to the Award, the Restricted Stock will automatically revert to Corporation, and the Non-Employee Director will cease to have any rights as a stockholder with respect to such Restricted Stock.

(c) With respect to awards of Restricted Stock Units, in the event the Non-Employee Director ceases to be a director of Corporation prior to the expiration of the Restriction Period for any reason other than death, Disability, Retirement, or in connection with a Change in Control of Corporation, the Non-Employee Director will immediately and automatically forfeit all Restricted Stock Units subject to the Award and the Non-Employee Director will cease to have any rights with respect to the Award or the Restricted Stock Units.

7.3 Rights During Restriction Period.

(a) Restricted Stock Awards. During the Restriction Period for any Award of Restricted Stock, the Non-Employee Director will have (except as expressly provided in Section 7.2) all the rights of a stockholder with respect to the Restricted Stock, including without limitation the right to exercise all voting rights with respect to the Restricted Stock and the right to receive cash dividends with respect to the Restricted Stock. Stock dividends issued with respect to Restricted Stock will be treated as additional shares of Restricted Stock covered by the Award and will be subject to the same Restrictions.

(b) Restricted Stock Unit Awards. During the Restriction Period for any Award of Restricted Stock Units, the Non-Employee Director will not have any rights as a stockholder with respect to the Restricted Stock Units (until shares of Stock have been issued in settlement of the Restricted Stock Units as described in Section 8). Non-Employee Directors holding a Restricted Stock Unit Award will be credited with dividend equivalent additional Restricted Stock Units equal to the amount or value of any cash or other distributions or dividends payable during the Restriction Period with respect to an equal number of shares of Stock.

7.4 Stock Certificates.

(a) Restricted Stock Awards. Certificates for shares of Restricted Stock subject to a Restricted Stock Award will be issued in the Non-Employee Director’s name and held by Corporation, together with an executed counterpart of the Restricted Stock Award Agreement and Stock Power, until the Restrictions lapse at the expiration of the Restriction Period or until the Restricted Stock is forfeited as provided in Section 7.2. During the Restriction Period, each certificate for shares of Restricted Stock will bear a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED AS RESTRICTED STOCK UNDER THE LOUISIANA-PACIFIC CORPORATION 2000 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN (THE “PLAN”) AND ARE SUBJECT TO RESTRICTIONS ON THEIR TRANSFER, DISPOSITION, OR ENCUMBRANCE SET FORTH IN THE PLAN. A COPY OF THE PLAN MAY BE OBTAINED FROM LOUISIANA-PACIFIC CORPORATION.

Certificates for shares of Restricted Stock may also bear any other restrictive legends required by law or any other agreement.

(b) Restricted Stock Unit Awards. No stock certificates will be issued in the Non-Employee Director’s name with respect to Restricted Stock Units until settlement of the Award of Restricted Stock Units pursuant to Section 8.

8. Settlement of Awards

8.1 Settlement of Restricted Stock Award. Upon the Vesting of any Restricted Stock Award (due to expiration of the Restriction Period for that Award):

(a) A new stock certificate for the shares of Stock subject to the Award will be issued in the Non-Employee Director’s name, without the legend described in Section 7.4, and the new certificate, together with the Restricted Stock Award Agreement and Stock Power previously held by Corporation, will be delivered to the Non-Employee Director, and

(b) The Stock will no longer be subject to the Restrictions.

8.2 Settlement of Restricted Stock Unit Award. Upon Vesting of a Restricted Stock Unit Award (due to expiration of the Restriction Period for that Award), a stock certificate for a number of shares of Stock equal to the number of Restricted Stock Units subject to the Award will be issued in the Non-Employee Director’s name. The Stock represented by such certificate will not be subject to the Restrictions.

8.3 Tax Withholding. As of the date the Plan was amended and restated in its current form, income recognized by Non-Employee Directors with respect to Restricted Stock or Restricted Stock Units (upon Vesting or in connection with making an election under Code Section 83(b)) is treated as self-employment income that is not subject to tax withholding. However, Corporation will have the right to withhold from any settlement of Restricted Stock or Restricted Stock Units made under the Plan (or deemed settlement due to a Code Section 83(b) election) any federal, state, or local taxes of any kind subsequently required by law to be withheld or paid by Corporation on behalf of a Non-Employee Director with respect to such settlement. In the event any such taxes are imposed, each Non-Employee Director will be required to make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligation. Corporation will not be required to deliver shares under the Plan until any such obligation is satisfied.

8.4 Effect of Tax Election. In the event any Non-Employee Director makes a timely election under Code Section 83(b) with respect to any Restricted Stock Award, the Restricted Stock will be deemed (for income tax purposes) to be transferred to the Non-Employee Director effective as of the Grant Date (and any obligation for withholding tax liability imposed by subsequent changes in tax laws would be due as of the Grant Date). However, such an election will not affect the Restrictions or terminate the Restriction Period for such Award. No tax election under Code Section 83(b) may be made with respect to Restricted Stock Unit Awards.

9. Adjustments Upon Changes in Capitalization, Etc.

9.1 Plan Does Not Restrict Corporation. The existence of the Plan and the Awards granted under the Plan do not affect or restrict in any way the right or power of the Board or the stockholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation’s capital structure or its business, any merger or consolidation of Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation’s capital stock or the rights of such stock, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

9.2 Adjustments by the Committee. In the event of any change in capitalization affecting the Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any Extraordinary Distribution or other change affecting the Stock, the Committee will make proportionate adjustments with respect to the aggregate number of shares of Stock for which Awards may be granted under the Plan and the number of shares of Stock or Restricted Stock Units covered by each outstanding Award. The Committee may also make similar adjustments in the number of shares of Stock or Restricted Stock Units in the event of a spin-off or other distribution (other than normal cash dividends) of Corporation assets to stockholders that is not specifically addressed above in this Section 9.2.

10. Amendment and Termination

The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided that no amendment may be made without shareholder approval if such approval is required by applicable law or the applicable requirements of a stock exchange or over-the-counter stock trading system. Amendment or termination of the Plan will not adversely affect the rights of Non-Employee Directors under previously granted Awards.

11. Miscellaneous

11.1 Unfunded Plan. The Plan will be unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any Non-Employee Director with respect to any Award under the Plan will be based solely upon the contractual obligations effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.

11.2 Securities Law Restrictions. No shares of Stock may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions (in addition to the legend described in Section 7.4).

11.3 Conditions Precedent. Corporation will use its best efforts to obtain approval of the Plan and all Awards by any state or federal agency or authority that Corporation determines has jurisdiction. If Corporation determines that any required approval cannot be obtained, each Award will terminate on notice to the Non-Employee Director to that effect. Without limiting the foregoing, Corporation will not be required to issue any certificates for all or any portion of the Restricted Stock until Corporation has taken any action required to comply with all applicable federal and state securities laws.

11.4 Successorship. Subject to restrictions on transferability set forth in the Plan, each Restricted Stock Award under the Plan will be binding upon and benefit the parties, their successors and assigns.

11.5 Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Oregon.

11.6 Stockholder Approval. The Plan was approved by Corporation’s stockholders at Corporation’s 2003 annual meeting of stockholders. The amendment to Section 6 of the Plan to increase the value of future annual grants under the Plan from $20,000 to $30,000 was approved by Corporation’s stockholders at the May 3, 2004, annual meeting of Corporation’s stockholders.

APPENDIX 6.5

RESTRICTED STOCK AWARD AGREEMENT AND STOCK POWER

Corporation:	Louisiana-Pacific Corporation, a Delaware corporation

Director:	_________________________, a Non-Employee Director of Corporation

Plan:	The Louisiana-Pacific Corporation 2000 Non-Employee Director Restricted Stock Plan

Restricted Stock:	______ shares of Corporation’s common stock subject to an Award made under the Plan as of the Grant Date

Grant Date:	___________ 200__

Certificate:	Stock certificate number ____ evidencing the Restricted Stock issued in Director’s name as of the Grant Date

AGREEMENT

Corporation and Director agree as follows:

1. Defined Terms. Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

2. Grant of Restricted Stock. As of the Grant Date, Corporation grants to Director an Award for the Restricted Stock.

3. Restrictions. Director acknowledges that the Restricted Stock is subject to the Restrictions and all the terms and conditions set forth in the Plan, a copy of which is attached to this Agreement as Exhibit A.

4. Federal Tax Elections. Director agrees to notify Corporation promptly if Director makes an election under Code Section 83(b) with respect to the Restricted Stock.

5. Certificate. Director agrees that the Certificate for the Restricted Stock, together with an executed counterpart of this Restricted Stock Award Agreement and Stock Power, will be held by Corporation until the expiration of the Restricted Stock Period with respect to this Award as described in the Plan.

STOCK POWER

Effective as of the Grant Date, Director assigns and transfers to Corporation the shares of Restricted Stock evidenced by the Certificate and appoints ______________________ as attorney-in-fact to transfer the stock on the books of Corporation, with full power of substitution. Although Director is the owner of the Restricted Stock, Corporation will hold the Certificate and this Stock Power during the Restriction Period described in the Plan. Upon expiration of the Restriction Period, Corporation will return this Stock Power to Director, together with a new, unrestricted, certificate for the Restricted Stock.

Corporation:	LOUISIANA-PACIFIC CORPORATION

By

Its

Director:

APPENDIX 6.6

RESTRICTED STOCK UNIT AWARD AGREEMENT

Corporation:	Louisiana-Pacific Corporation, a Delaware corporation

Director:	_________________________, a Non-Employee Director of Corporation

Plan:	The Louisiana-Pacific Corporation 2000 Non-Employee Director Restricted Stock Plan

Restricted Stock Units:	_____ Restricted Stock Units subject to an Award made under the Plan as of the Grant Date

Grant Date:	___________ 200__

AGREEMENT

Corporation and Director agree as follows:

1. Defined Terms. Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

2. Grant of Restricted Stock Units. As of the Grant Date, Corporation grants to Director an Award for the Restricted Stock Units.

3. Restrictions. Director acknowledges that the Restricted Stock Units are subject to the Restrictions and all the terms and conditions set forth in the Plan, a copy of which is attached to this Agreement as Exhibit A.

Corporation:	LOUISIANA-PACIFIC CORPORATION

By

Its

Director: